UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2011

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

600 Montgomery Street, 13th Floor, San Francisco, California 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 22, 2011, the Board of Directors of Diamond Foods, Inc. (“Company”) established a record date of September 22, 2011 for a special meeting of stockholders of the Company. The date of the special meeting is scheduled for October 27, 2011. At the special meeting, the stockholders of the Company will be asked to consider and approve the issuance of shares of Company common stock in the merger of The Wimble Company, a Delaware corporation and presently a direct wholly-owned subsidiary of The Procter & Gamble Company, with and into Wimbledon Acquisition LLC (“Merger Sub”), a Delaware limited liability company and a direct wholly-owned subsidiary of the Company, with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of the Company. The stockholders of the Company will also be asked to approve a proposal to adopt the certificate of amendment to the certificate of incorporation of the Company to increase the number of authorized shares of Company common stock and a proposal to adopt the Company’s 2011 International Stock Purchase Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: September 22, 2011	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel and Human Resources